  As filed with the Securities and Exchange Commission on March 11, 2009
Registration No. 333-_______

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

———————
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
———————

Frozen Food Gift Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5961	27-1668227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8067 Quarterfield Rd, Severn, MD 21144
866-492-7826

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
———————

Jonathan F. Irwin, Chief Executive Officer
8067 Quarterfield Rd, Severn, MD 21144
866-492-7826
(Name, address, including zip code, and telephone number, including area code, of agent for service)
———————
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
———————
Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value	16,000,000	$0.05	$800,000	$57
Total	16,000,000	$0.05	$800,000	$57

(1)	These shares will be sold at this fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter (“OTC”) Bulletin Board or listed on a securities exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
DATED MARCH 11, 2010

PROSPECTUS
FROZEN FOOD GIFT GROUP
16,000,000 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the sale of 16,000,000 shares of our common stock, par value of $0.0001, by certain individuals and entities who beneficially own shares of our common stock. The offering price per share is a fixed price of $0.05. The shares will be sold at this fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter Bulletin Board or listed on a securities exchange.

There is no guarantee our securities will ever trade on the OTC Bulletin Board or any other securities exchange. Assuming that a public market for our shares develops and is maintained, it is anticipated that the Selling Shareholders will offer shares in market transactions through FINRA member brokerage firms, and from time to time will sell some or all of the shares being offered. The initial offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective Shareholders. We are paying the expenses of, but are not receiving any proceeds from, this Offering.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is March___, 2010

TABLE OF CONTENTS

Prospectus Summary	1
About this Offering	4
Risk Factors	5
Forward Looking Statements	10
Use of Proceeds	10
Determination of Offering Price	10
Selling Stockholder	11
Plan of Distribution	12
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Committees; Audit Committee Financial Expert.	15
Security Ownership of Certain Beneficial Owners and Management	16
Description of Securities to be Registered	18
Interests of Named Experts and Counsel	19
Disclosure of SEC Position of Indemnification for Securities Act Liabilities	19
Experts	19
Validity of Securities	19
Description of Business	20
Note Regarding Forward-Looking Statements	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Description of Property	29
Certain Relationships and Related Transactions	29
Market for Common Equity and Related Stockholder Matters
Executive Compensation	30
Compensation of Directors	33
Index to Financial Statements	F-1

i

GENERAL

As used in this Prospectus, references to “the Company,” “Frozen Food” “we”, “our,” “ours” and “us” refer to Frozen Food Gift Group, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company is an e-commerce retailer that sells and ships frozen desserts throughout the US to both consumer and business customers. The products are typically purchased as mail order gifts. Common B2C purchase occasions include birthdays, holidays and thank you gifts. Common B2B purchase occasions include thank you gifts to customers and employee recognition. Orders can be placed twenty-four hours a day through the company’s online store.

Our current headquarters are located at 8067 Quarterfield Rd, Severn, MD 21144. Our website is located at www.SendaScoop.com. Our telephone number is 866-492-7826.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2009, the Company incurred a net loss of approximately $336,000.  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase revenues within its core businesses

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Operations
For the Year Ended December 31, 2009, and for the Period
From January 2, 2009 (Inception) to December 31, 2009

	From January 2, 2009 (Inception) to December 31, 2009	2009

Revenue, net	$-	$-
Cost of goods sold	-	-
Gross income	-	-

Expenses:
General and administrative expenses	336,111	336,129
	336,111	336,129

Net loss	$(336,111)	(336,129)

Loss per common share - Basic and fully diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - Basic and fully diluted	100,847,043	100,847,043

See accompanying notes to financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Balance Sheet
December 31, 2009

ASSETS

Current Assets:
Cash	$13,114
Prepaid expenses	91,667

Total current assets	$104,781

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$262,500
Loans payable - stockholders	47,400
Loans payable - other	30,000
Total current liabilities	339,900

Stockholders' (deficit):
Common stock, $0.00001 par value; 20,000,000,000 shares authorized, 101,184,000 issued and outstanding	1,012
Additional paid in capital	99,980
Deficit accumulated during development stage	(336,111)
(235,119)
$104,781

See accompanying notes to financial statements.

ABOUT THIS OFFERING

Common Stock outstanding prior to the offering	101,184,000

Common stock to be sold by the selling stockholder	16,000,000(1)

Common Stock to be outstanding after the offering	101,184,000

Use of proceeds	We will not receive any proceeds from the sale of the common stock hereunder.

———————
(1)	Consists of 16,000,000 shares underlying common stock ownership, based on the assumed price of $0.05 per share.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2009, the Company incurred a net loss of approximately $336,000.  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase revenues within its core businesses

As a development stage company, our business and prospects are difficult to evaluate because we have minimal operating history and our business model is evolving, an investment in us is considered a high-risk investment whereby you could lose your entire investment.

The Company is currently operating at a loss, and there is no assurance that the business development plans and strategies of the Company will ever be successful, or that the Company will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may rely solely on the cash we raise from investments.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives
•	Maintain a system of management controls
•	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

If we are unable to obtain additional financing, or enter into a merger or acquisition, or generate revenue we may not have sufficient cash to continue operations.

We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support our business operations; however we currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

We are dependent upon external financing to fund our ongoing operations and implement our business plan.

Currently, we are dependent upon external financing to fund our operations. It is imperative that we receive this external financing to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand or continue our business.

We will rely on distribution channels with online retailers, distributors, and other services providers to make our products and services more readily available and accessible to potential customers; if we fail to develop, maintain or enhance these relationships, our ability to serve our customers and develop new products and services could be negatively impacted.

There can be no assurance that we will develop and maintain distributors or that distributors with whom we currently seek a relationship will be able or willing to distribute our products and services in the future. There is no assurance that we once we have acquired a relationship with a distributor that we could replace any such distributor, and until such distributor could be replaced, our ability to increase our customer base and to provide products and services to any existing customers would be negatively impacted during this timeframe, and this could have an adverse effect on our business, financial condition and results of operations.

Our management has a limited amount of senior management experience in our industry and limited ecommerce experience in the industry.

Our company is relatively new and our management has limited experience conducting business within our industry. The lack of experience in our industry may make it difficult to compete against companies that have more senior management experience and years of experience in our industry. We expect to add additional key personnel in the near future. Our failure to attract and fully integrate our new employees into our operations or successfully manage such employees could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to scale our operations successfully.

Our plan is to grow our business rapidly. Our growth, if it occurs as planned, will place significant demands on our management, as well as our financial, administrative and other resources. Our success will be heavily dependent on our ability to integrate additional qualified employees that provide expertise in order to help grow the business. There is no guarantee that we will be able to locate and retain qualified personnel for such positions, which would likely hinder our ability to manage operations. Furthermore, we cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our products or other operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

We expect to rely on independent suppliers and, as a result, will be exposed to potential disruptions in product supply.

Our products are supplied by independent suppliers. We could experience difficulties with these suppliers, including reductions in the availability of product capacity, failure to meet our requirements, failure to meet deadlines or increased supply costs. This could result in future customers, if any, canceling orders, refusing to accept deliveries or demanding reductions in purchase prices, any of which could have a negative impact on our cash flow and harm our business.

We will face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our business could be harmed.

We will face intense competition in the food gift industry from other established companies. We have limited product sales and brand equity. Many of our competitors have significantly greater financial, technological, marketing and distribution resources than we do. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in our industry.

We have arbitrarily determined the offering price of our common stock and the value of our stock does not necessarily reflect our book value

We arbitrarily selected the price for the common stock. Our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Therefore, investors may be unable to recoup their investment if the value of our securities does not materially increase. Among the factors we considered in determining the offering price were:

1.           Our lack of operating history,

2.           The amount of risk associated with an investment in our stock and the proportional amount of stock to be retained by our existing stockholders, and

3.           Our relative cash requirements.

There is currently no market for our common stock

Our common stock is not currently traded on an exchange; there is no guarantee that our shares will ever trade on the OTC Bulletin Board or on any other securities exchange. Because of this limited liquidity, stockholders may be unable to sell their shares. Moreover, once our shares are registered on the OTC Bulletin Board, sales or purchases of relatively small blocks of common stock could have a significant impact on the price at which our common stock is traded. The trading price of our common stock may be affected by a number of factors, including events described in the Risk Factors set forth in this Prospectus, as well as our operating results, financial condition, public announcements by us, general conditions in the food gift  industry, and other events or factors. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

The stock markets and economy are currently suffering higher than normal uncertainty.

In the current state of the stock market, there is no assurance that we will be able to market all of the shares we desire to implement our business plan; we may not be able to market any at all. If such an unavailability of capital were to arise, it could affect our development efforts and significantly delay or prevent implementation of our plans. Should we prove unable to market any shares at all, the existence of the Company itself could be imperiled.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Jonathan F. Irwin. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

Trading of our stock may be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements, (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange. The fixed offering price of $0.05 may not reflect the market price of our shares after the offering. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. We selected the price for the common stock based upon the size of our market, our perception of our own uniqueness in the market and our beliefs about trends in our industry. Among the other factors we considered in determining the offering price that served to decrease it significantly were:

1.           Our lack of operating history,

2.           The amount of risk associated with an investment in our stock and the proportional amount of stock to be retained by our existing stockholders, and

3.           Our relative cash requirements.

DILUTION

The shares that are currently being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact on the Company’s shareholders.

SELLING STOCKHOLDER

The following table presents information regarding the Selling Security Holders and their relationship to Frozen Food Gift Group.

(A) Selling Securities Holders	Relationship to Issuer	(B) Shares Beneficially Owned Before the Offering	(C) Percentage of Outstanding Shares Beneficially Owned Before the Offering (1)	(D) Shares to be sold in the Offering (2)

Joseph Vicente	Board Member	5,000,000	4.94%	5,000,000
Tangiers Investors, LP	Shareholder	5,000,000	4.94%	5,000,000
Red Bowl Family Trust	Shareholder	3,000,000	2.96%	3,000,000
Joseph Masters	Former Owner	1,000,000	2.96%	1,000,000
Phillip Nagele	Former Owner	1,000,000	1.0%	1,000,000
John J. Berkeridge, Jr.	Board Member	1,000,000	1.0%	1,000,000

TOTALS		16,000,000		16,000,000
———————
(1)
Applicable percentage of ownership is based on 101,184,000 shares of our common stock outstanding as of March 9, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	All of the shares currently owned by each of the selling security holders are being registered in this offering.

(3)	Investment decisions for Tangiers Investors, LP are made by Robert Papiri and Michael Sobeck.

(4)	Investment decisions for Red Bowl Family Trust are made by Matthew Schissler.

PLAN OF DISTRIBUTION

The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter Bulletin Board or listed on a securities exchange. We will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market.

The shares are not currently listed on any stock exchange. However we will seek to list the shares on the Over-the-Counter-Bulletin Board immediately following the effectiveness of this registration statement. The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling stockholder .

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Matthew L. Schissler	38	Director and Chairman
Joseph Vicente	47	Director
John J. Berkeridge, Jr.	32	Director
Jonathan F. Irwin	39	Chief Executive Officer

Matthew L. Schissler is our Chairman of the Board and a founder of the Company. Mr. Schissler has served with the Company since its inception. He also serves as the Chairman of the Board and Chief Executive Officer of Cord Blood America, Inc. and has done so since January 2003. Cord Blood America is a public company listed on the Over-the-Counter-Bulletin Board.  He currently also holds positions as Managing Member of Pyrenees Investments, LLC, and Pyrenees Consulting, LLC, From April 2001 until January 2003, Mr. Schissler was the President and Chief Executive Officer of RainMakers International, an advertising agency that he founded.

John J. Berkeridge, Jr. has been a Director of the Company since its inception. Mr. Berkeridge is employed by Penske Truck Leasing as an Executive National Account Manager, where he has worked since February 2000.

Joseph R. Vicente has been a director of the Company since its inception. Mr. Vicente is also a Director and Chief Operating Officer for Cord Blood America, Inc., public company listed on the OTCBB (Symbol: CBAI). He has served in that position since November 2004. From July 2002 through October 2004, Mr. Vicente was an independent consultant where he provided strategic consulting services to organizations on acquisitions, operational practices and efficiencies, and sales management. From July 1993 through April 2002, he was a Senior Vice President at TMP Worldwide, Inc. where he held various strategic, operational, and sales management positions.

Jonathan F. Irwin is our Chief Executive Officer and a founder of the Company. Mr. Irwin has served with the Company since its inception. Prior to joining the Company, from June 2004 to July 2009, he was the President of RoadRunner Advertising, Inc., an advertising agency that he founded. From April 1996 to June 2004, Mr. Irwin was the President of UR Media Group, a collegiate marketing firm that he founded.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees; Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

Code of Ethics

We adopted a Code of Ethics on April 10, 2009 that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is attached as Exhibit 14.1 to this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 9, 2010, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Frozen Food Gift Group, Inc., 8067 Quarterfield Rd, Severn, MD 21144.

Stock Class	Name	Number of Shares	Percent
	Officers and Directors
Common	Matthew L. Schissler, Chairman	5,000,000	4.95%
Common	Jonathan F. Irwin, CEO	40,000,000	39.5%
Common	Joseph Vicente, Director	5,000,000	4.94%
	Officers and Directors as a Group	50,000,000	49.38%

	5% or More Shareholders
Common	Stephanie Schissler	10,000,000	9.8%
Common	Pyrenees Consulting, LLC(2)	10,000,000	9.8%
Common	Pyrenees Management, Inc.(3)	10,000,000	9.8%
Common	Pyrenees Investments, LLC(4)	5,000,000	4.94%
Common	Tangiers Capital(5)	5,000,000	4.94%
———————
*	Less than 1% of the outstanding common stock.

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of March 9, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 101,184,000 shares of common stock outstanding on March 9, 2010 and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of March 9, 2010, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(2)	The individual that makes the investment decisions for Pyrenees Consulting, LLC is Matthew Schissler.

(3)	The individual that makes the investment decisions for Pyrenees Management, Inc. is Matthew Schissler.

(4)	The individual that makes the investment decisions for Pyrenees Investments, LLC is Matthew Schissler.

(5)	The individuals that make the investment decisions for Tangiers Investors, LP are Robert Papiri and Michael Sobeck.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 20,000,000,000 shares of common stock, $0.0001 par value per share. As of March 9, 2010 there were 101,184,000 outstanding shares of common stock. We are not authorized to issue shares of preferred stock and to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have zero shares of preferred stock authorized. As of March 9, 2010 none of our preferred shares were issued.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Frozen Food Gift Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal year ended December 31, 2009 have been audited by David Aronson, CPA. The reports of David Aronson, CPA are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by Law Office of Christopher K. Davies, Esq. and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Overview

Frozen Food Gift Group, Inc. is a Delaware corporation, which was formed in January 2009. The Company currently does business as, SendaScoop.com, Inc. (“SendaScoop”).

The Company is an e-commerce retailer that sells and ships frozen desserts throughout the U.S. to both consumer and business customers. The products are typically purchased as mail order gifts, and can be ordered 24 hours per day at the Company’s online store.

The Company utilizes vendors to facilitate the processing, production, customization, packaging and shipping of our orders. Ice cream is our main product, and it is produced via a private label arrangement with an ice cream producer.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2009, the Company incurred a net loss of approximately $336,000. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase revenues within its core businesses

Industry Background

The Company operates in the mail order food gift category. The Internet allows for easy entry into the industry through the use of our own e-commerce website. To that end, the industry is fragmented and thus is composed of hundreds of competing companies of varying sizes from mom-and-pops to larger nationally known companies such as Omaha Steaks and Harry & David.

The Internet has had a tremendous impact on the mail order food gift industry. Prior to the proliferation of the web, food gift companies carried large overhead due largely to the necessity to mail a high quality paper catalog and also to retain a large customer service staff to process orders.

We believe that to a certain degree, the Internet allows small startups to legitimately compete with much larger competitors.

Customers

The Company sells its products to both the consumer and commercial markets. We believe that ice cream has become a large part of American culture, and that a mass market of customers exists in both Business to Consumer and Business to Business markets.

Business to Consumer (B2C) – We believe that virtually every American is familiar with frozen desserts and ice cream, thus our customer base is widely spread among numerous demographic categories. Common B2C purchase occasions include birthdays, holidays and thank you gifts. Consumers represent the vast majority of the Company’s existing customer base.

Business to Business (B2B) – Businesses of all sizes purchase our products. Many if not most businesses have the need to recognize customers, employees, suppliers and vendors with gifts, and frozen desserts have proven to be an attractive option for our business customer base. Business customers range from small businesses to large publicly traded companies. Common B2B purchase occasions include thank you gifts to customers, office parties and employee gifts.

Products

Customers can choose among numerous frozen dessert gift options including but not limited to ice cream cakes, ice cream sundae party boxes, ice cream cone party boxes and ice cream floats.

The prices range from $38-$109 depending on the product, and each package contains all items required to enjoy the product such as spoons, plates, napkins, toppings and ice cream scoopers. The idea is to provide a complete “party in a box” with everything needed to celebrate any occasion or special event.

The product can also be customized in many ways. Customers can select from numerous options to customize and personalize their gift. With ice cream cakes, customers can choose the size of the cake, the ice cream flavors used in the cake, the writing on the cake and the color of the writing. Additionally, customers can provide a photograph to be placed on a cake and also include a personalized greeting card with their gift.

With our ice cream sundae party boxes, customers can choose the number of sundaes, the flavors of ice cream, the sauces and toppings included in the package, and they can also include a personalized greeting card.

With our ice cream cone party boxes, customers can choose the number of cones, the type of cones, the flavors of ice cream, the toppings included in the package, and they can also include a personalized greeting card.

The Company utilizes vendors to facilitate the processing, production, customization, packaging and shipping of our orders. Ice cream is our main product, and it is produced via a private label arrangement with an ice producer.

Marketing

The Company’s marketing strategy to reach both the B2C and B2B markets is a combination of targeted mass marketing techniques. Our principal focus is web marketing, including website optimization, Search Engine Marketing and email marketing.

The Company will also market our products through traditional media channels such as direct mail and print advertising. Reasonable sales targets have been established with an implementation plan designed to ensure the goals set forth are achieved.

The marketing plan is designed to direct customers to our website and also receive inbound telephone calls from prospective customers. The website will be the main vehicle for converting sales. Additionally, in-house Customer Service Representatives will answer inbound telephone calls for customers who prefer to make their purchase over the phone.

We believe that U.S. consumers as a whole already have an awareness of our main product (ice cream), and thus our marketing mission is to spread awareness of our unique form of delivery and what we believe is its tremendous gifting appeal. A secondary marketing challenge is to identify and market to consumers and corporate gift-buyers that are willing to spend a premium for our product compared to mail order gift items with lower price points such as flowers.

Overall, a gifted product represents a unique opportunity to touch two target markets at once: the gift giver who purchases the gift, and the gift recipient to whom the gift is given. Thus gifting is an exponential marketing opportunity. By combining elements of both word-of-mouth and sampling, gifting magnifies and intensifies the marketing power of both to influence future shopping behavior of the gift giver and recipient.

Competition

There is significant competition in the food gift industry from both small and large companies. The use of the Internet allows for few barriers to entry in the industry. As a result, there are literally hundreds of mail order food gift companies that operate in the US. These companies offer a wide variety of products including fruit, meat, seafood, nuts, coffee, popcorn, desserts, cakes, cookies and chocolate.

The vast majority of competitors use the Internet as their sole channel of distribution, as with our company. That said, several larger food gift companies combine their online stores with traditional brick-and-mortar retail stores including Harry & David, Omaha Steaks and Hickory Farms. Further, there are also franchised food gift competitors with both Internet and brick-and-mortar retail stores. An example of a franchised competitor is Edible Arrangements.

For any business that ships its product through the mail, or specifically through national shippers such as UPS and FedEx, shipping is obviously an extremely important factor in the eventual success or failure of the venture. A major source of competitive advantage for a company that sells frozen food gifts is shipping costs, which are by and large dictated by the location from which the business ships its product. We are located in an a region of the US that gives us access to the majority of the US population via ground shipping, which is considerably less expensive than shipping via air.

Suppliers

The Company utilizes numerous suppliers in several industries to allow us to produce, package and ship our products.

For the production of frozen desserts and ice cream, our principal supplier is A. Panza and Sons, Ltd., in Edison, NJ. We also purchase various ingredients for our products from small-specialized suppliers throughout the world.

For the packaging requirements of our products, suppliers include Paper Mart of Los Angeles, CA, and Plastilite Corporation of Omaha, NE.

Regulatory

The Company’s industry is not regulated by any government agencies. The Company is not regulated by any government agencies. We obtain orders from customers through our website, telephone and fax, and orders are then outsourced to vendors who produce and supply our products.

Employees

As of March 9, 2010, the Company had one (1) full-time employee. The Company had also retained four (4) Independent Contractors that are expected to become employees in the future. The day-to-day operational requirements of the Company are outsourced to vendors, thus we had no need for internal staff.

Properties

Our principal offices are located at 8067 Quarterfield Rd, Severn, MD 21144. The building contains 3,000 square feet and is sufficient to maintain our current operations, although we anticipate the need for a larger space relatively soon.

Litigation

None.

Reports to Security Holders

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us at 8067 Quarterfield Rd, Severn, MD 21144.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects;
•	our contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy;
•	our possible financings; and
•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in our financial statements and notes thereto for the year ended December 31, 2009 and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our annual Report on Form 10-K for the year ended December 31, 2009. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors Related to our Business" in our annual Report on Form 10-K for the year ended December 31, 2009.

Summary and Outlook of the Business

The Company was started in January 2009 with the intention of making an acquisition to expedite our growth. The Company is now moving forward with our plans to scale up the business. We expect to attain profitability in early 2011, with the expectation of significant profitability by early 2012. Operationally, we sub-contract many aspects of the business but will begin to bring operations in-house after we reach critical mass.

Revenues

As our revenues increase, we plan to continue to invest heavily in marketing and sales in order to add new customers and increase penetration within our existing customer base, and building brand awareness. We expect that in the future, marketing and sales expenses will increase in absolute dollars and continue to be our largest cost.

General and Administrative Expenses

We expect that general and administrative expenses associated with executive compensation will increase in the future. Although the current executives have foregone full salary payment during the initial stages of the business, during 2009 the team began to receive compensation.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2009, the Company incurred a net loss of approximately $336,000.  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase revenues within its core businesses

Critical Accounting Policies

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue is presented net of returns.

Financial Instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation".  The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income  (loss) had the fair value of the options been expensed.  The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Results of Operations for the Year-Ended December 31, 2009

Revenue.  The Company did not generate any revenue for the year ended December 31, 2009 Management believes revenue growth will accelerate significantly in 2010 as capital is applied to completing and upgrading the Company’s online presence.

Gross Income. For the year ended December 31, 2009, we did not experience any gross profit from operations. We did experience a net loss from operations due to general and administrative expenses. Management believes this gross profit will increase with sales and as a percentage of sales. Management believes that it will experience an increase in gross profits during the second half of the fiscal year 2010 as it continues to establish a market for its products and services.

General & Administrative Expenses. General and administrative expenses for the year ended December 31, 2009 were $336,111.  General and administrative expenses consisted mainly of personnel costs.  Management believes these expenses will increase as business continues to grow and as more personnel and larger facilities are required for the operation of the business.

Net Loss. Net loss for the year ended December 31, 2009 was $336,111 The net loss was primarily related to general and administrative expenses related to personnel costs.

As of December 31, 2009, we had an accumulated deficit of  $336,111.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by its founders, Board members, employees and persons related to or acquainted with these. To remedy the current deficiency in our liquidity position, we will raise funds through additional equity offerings, strategic agreements with partner companies, and debt. We currently have no external sources of liquidity and internal sources (revenue from sales of products and advertising) are limited.

As of December 31, 2009, total current assets were $104,781, which consisted of $13,114 of cash, $91,667 of prepaid expenses.

As of December 31, 2009, total current liabilities were $339,900, which consisted of $262,500 of accounts payable expenses and  $77,400 of loan payable obligations.

We had negative net working capital of $235,119 as of December 31, 2009.

During the period ended December 31, 2009, net cash used by operating activities was $62,286. The cash used by operating activities during this period was due primarily to accounts payable and accrued expenses, prepaid expenses and common stock issued for services.

Cash flows from financing activities represented the Company’s principal source of cash for the period ended December 31, 2009. Cash flows from financing activities during this period were $77,400 consisting of proceeds in the amount of $47,400 from stock loans and $30,000 of proceeds from notes payable.

We acquired certain online assets during the period ended December 31, 2009 of $100,000.

Off-Balance Sheet Arrangements

None.

Recent Accounting Pronouncements

In September 2006, the FASB issued a new accounting standard related to fair value measurements.  The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  In August 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities.  The Company adopted the applicable portions of the provisions of the new standards in the fourth quarter of fiscal 2009, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities in the first quarter of fiscal 2010. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on its financial statements.

DESCRIPTION OF PROPERTY

Our principal office is located at 8067 Quarterfield Rd, Severn, MD 21144. The property is a building of approximately 3,000 square feet, and it is sufficient to meet the needs of our current operation. The property is leased from an unaffiliated third party on a monthly basis. The monthly lease payments are approximately $1,500.

We maintain fire and casualty insurance on our leased property in an amount deemed adequate by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have no related party transactions.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the executive officers as a group for services rendered to the Company in all capacities during the 2009 fiscal years as shown in the following table. No cash bonuses were paid to such persons for services rendered in the fiscal years ended December 31, 2009.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary. There is no retirement plan, long-term incentive plan or other such plans. The Company is a development stage company with limited revenue. As such we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers in 2009 are reflected in the Summary Compensation Table below.

Employment Agreements

We have no employment agreements

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have not provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Jonathan F. Irwin	2009	120,000(2)	0	$0	0	120,000
Chief Executive Officer
———————
(1)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock options granted in 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Mr. Irwin received $30,000 in cash compensation and $90,000 of deferred compensation.

2009 Grants of Plan-Based Awards

The following table sets for information with respect to the grants of plan based awards of our principal executive officers and principal financial officers during 2009.

Name	Grant Date	All Other Option Awards (# of Shares)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Jonathan F. Irwin, CEO		0	$0	$0

2009 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards of our principal executive officers and principal financial officers during 2009, and each person who served as an executive officer of the Company as of December 31, 2009.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Jonathan F. Irwin, CEO	0	0	0

COMPENSATION OF DIRECTORS

Director Compensation for year ending December 31, 2009

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Matthew L. Schissler	–0	0	–0	–0	–0	–0	0
Joseph Vicente	–0	0	–0	–0	–0	–0	0
John J. Berkeridge, Jr.	–0	0	–0	–0	–0	–0	0
Jonathan F. Irwin	–0	0	–0	–0	–0	–0	0

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2009. During the fiscal year ended December 31, 2009, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

FROZEN FOOD GIFT GROUP, INC.
d/b/a Sendascoop.com
(A Development Stage Company)

FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009
AND FROM INCEPTION (JANUARY 2, 2009) THROUGH DECEMBER 31, 2009

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com

We have audited the accompanying balance sheet of Frozen Food Gift Group, Inc. (d/b/a Sendascoop.com), (A Development Stage Company) as of December 31, 2009, and the related statements of operations, stockholders' (deficit) and cash flows for the year then ended, and for the period from inception (January 2, 2009) to December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frozen Food Gift Group, Inc. (d/b/a Sendascoop.com), (A Development Stage Company) as of December 31, 2009, and results of its operations and its cash flows for the year then ended, and for the period from inception (January 2, 2009) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA. P.A.
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
January 20, 2010

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Balance Sheet
December 31, 2009

ASSETS

Current Assets:
Cash	$13,114
Prepaid expenses	91,667

Total current assets	$104,781

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$262,500
Loans payable - stockholders	47,400
Loans payable - other	30,000
Total current liabilities	339,900

Stockholders' (deficit):
Common stock, $0.00001 par value; 20,000,000,000 shares authorized, 101,184,000 issued and outstanding	1,012
Additional paid in capital	99,980
Deficit accumulated during development stage	(336,111)
(235,119)
$104,781

See accompanying notes to financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Operations
For the Year Ended December 31, 2009, and for the Period
From January 2, 2009 (Inception) to December 31, 2009

	From January 2, 2009 (Inception) to December 31, 2009	2009

Revenue, net	$-	$-
Cost of goods sold	-	-
Gross income	-	-

Expenses:
General and administrative expenses	336,111	336,129
	336,111	336,129

Net loss	$(336,111)	(336,129)

Loss per common share - Basic and fully diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - Basic and fully diluted	100,847,043	100,847,043

See accompanying notes to financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from January 2, 2009 (Inception) to December 31, 2009

	Common Stock		Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Deficiency
	Shares	Amount

January 1, 2009 - Issuance of common stock for services at $.00001 per share	99,184,000	$992	$-	$-	$992
Shares issued for services at $0.05	2,000,000	20	99,980	-	100,000
Net loss	-	-	-	(336,111)	(336,111)
Balance December 31, 2009	101,184,000	$1,012	$99,980	$(336,111)	$(235,119)

See accompanying notes to financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Cash Flows
For the Year Ended December 31, 2009, and for the Period
From January 2, 2009 (Inception) to December 31, 2009

	From January 2, 2009 (Inception) to December 31, 2009	2009

Cash flows from operating activities:
Net loss	$(336,111)	$(336,111)
Adjustments to reconcile net loss to net cash used by operating activities:
Prepaid expenses	(91,667)	(91,667)
Accounts payable and accrued expenses	262,500	262,500
Common stock issued for services	100,992	100,992
Net cash used by operating activities	(64,286)	(64,286)

Cash flows from financing activities:
Stockholders' loans	47,400	47,400
Loans - other	30,000	30,000
Net cash provided by financing activities	77,400	77,400

Net increase in cash	13,114	13,114
Cash at beginning of period	-	-
Cash at end of period	$13,114	$13,114

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was created on January 2, 2009 and was incorporated in the state of Delaware later that year.  The Company is in the development stage.  The Company intends to sell ice cream and related frozen products on the internet.  The Company has chosen December 31 as a year-end and has had limited activity from inception to December 31, 2009.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes
The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation".  The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income  (loss) had the fair value of the options been expensed.  The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements

In September 2006, the FASB issued a new accounting standard related to fair value measurements.  The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  In August 2009, the FASB issued Accounting Standards Update ("ASU") No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities.  The Company adopted the applicable portions of the provisions of the new standards in the fourth quarter of fiscal 2009, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities in the first quarter of fiscal 2010. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on its financial statements.

NOTE 2.  STOCKHOLDERS' (DEFICIT)

At inception, the Company issued 99,184,000 shares of its common stock for costs and services related to its organization aggregating $992, which approximates the fair market value of the costs and services provided.  Accordingly, the Company has recorded a charge to operations of $992 during the period ended December 31, 2009.

During August 2009 the Company entered into an agreement with two individuals for consulting services in exchange for the issuance of 2,000,000 shares of common stock.  The shares were valued at their fair market value of $100,000 and the value was charged to operations as general and administrative expenses.

NOTE 3.  INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method.  SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.  Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

NOTE 3. INCOME TAXES (continued)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	25%
Effect of operating losses	(25)%
0%

As of December 31, 2009, the Company has a net operating loss carryforward of approximately $64,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will expire in 2029.  The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2009.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services and the accrual of officers' compensation.

NOTE 4.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2009, the Company incurred a net loss of approximately $336,000.  In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

NOTE 5. SHAREHOLDER LOANS

To shareholders/officers of the Company have loaned the Company $22,400 during the fiscal year ended December 31, 2009.  The loans are non-interest bearing and are due on demand.

A corporate stockholder has loaned the Company $25,000 during the fiscal year ended December 31, 2009.  The loan bears interest at 8% and is due January 2011.

NOTE 6. COMMITMENTS

The Company leases its corporate offices on a month to month basis.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$57
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$10,000
Total	$50,057

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years the Company has had the following unregistered sales of its securities:

2010

In January 2010, we issued 5,000,000 common shares to Tangiers Investors, LP for financial advisory services. The total value of the shares on the date of issuance was $250,000.

2009

In July 2009, we issued 1,000,000 common shares to Joseph Masters for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $50,000.

In July 2009, we issued 1,000,000 common shares to Phillip Nagele for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $50,000.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 16.	EXHIBITS

EXHIBIT	DESCRIPTION
3.0	Articles of Incorporation
3.1	Amendment to Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Legal Counsel
10.0	Independent Contractor Agreement dated July 31, 2009
10.1	Commercial Lease Agreement between Frozen Food Gift Group, Inc. and Winaway International, Inc. dated October 26, 2009
10.2	Pre-Incorporation Agreement between the Founders of Frozen Food Gift Group, Inc. dated January 2, 2009
14.0	Code of Ethics
23.1	Consent of Auditor
23.2	Consent of Legal Counsel (included in Exhibit 5.1)

ITEM 17.	UNDERTAKINGS

(A)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: March 10, 2010	By:	/s/ JONATHAN F. IRWIN
Jonathan F. Irwin
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Jonathan F. Irwin as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Matthew L. Schissler	Chairman of the Board	March 10, 2010
Matthew L. Schissler

/s/ Joseph Vicente	Director	March 10, 2010
Joseph Vicente

/s/ John J. Berkeridge, Jr.	Director	March 10, 2010
John J. Berkeridge, Jr.